UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                           FORM 8-KSB

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
               OCTOBER 11, 2000 (OCTOBER 5, 2000)

                       VICON FIBER OPTICS CORP.
     (Exact Name of Registrant as Specified in its Charter)

                             0-11057
                    (Commission file number)

           Delaware                                         13-2615925
(State of Incorporation)                          (I.R.S. Employer
                                             Identification Number)


          90 Secor Lane, Pelham Manor, New York 10803
     (Address of principal executive offices and zip code)

                              (914) 738-5006
                  Registrant's telephone number


Item 5.  Other Events

On October 6, 2000, the Board of Directors of Vicon Fiber Optics Corp. announced that it has uncovered certain financial reporting irregularities affecting the financial statements of Vicon for the fiscal years 1998 and 1999. The Board also stated that it has asked its outside counsel to assist it in investigating the full extent of any irregularities and to advise Vicon of any additional corrective actions that may be necessary. "We plan to promptly find out the full extent of any problems there may have been and take all necessary steps to correct them," stated Arthur W. Levine, recently appointed President and CEO of Vicon.

The Board, by letter dated October 5, 2000, suspended Michael Scrivo, its COO from employment, and also suspended the consulting agreement between the company and Leonard Scrivo, the company's former CEO and President. These actions were taken in connection with the company's above stated investigation of financial reporting irregularities which occurred during the company's 1998 and 1999 fiscal years. On October 6, 2000, Michael Scrivo submitted his resignation from the company as an employee, officer and member of the Board of Directors.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Vicon Fiber Optics Corp.
                                 (Registrant)


                                 /s/ Robert J. Figliozzi
                                 Chairman of the Board of Directors